Exhibit 99

BMC Software Announces Fiscal 2013 Third Quarter Results

  Record quarter for maintenance revenue, professional services revenue, total revenue and non-GAAP diluted EPS
  Cloud-related license bookings up 44 percent year-over-year
  SaaS business grew to approximately 550 active customers; both SaaS customers and revenue more than doubled year-over-year
  Professional services revenue rose 16 percent on a year-over-year basis, and non-GAAP gross margin increased by 9 percentage points year-over-year
  Total revenue for the quarter was $580 million, up 6 percent year-over-year
  Non-GAAP diluted EPS for the quarter was 99 cents, up 6 percent year-over-year

HOUSTON--(BUSINESS WIRE)--January 28, 2013--BMC Software (NASDAQ: BMC), the recognized global leader in enterprise IT management, today announced results for the third quarter of its fiscal 2013.

GAAP net earnings for the third quarter were $106 million, or $0.70 per diluted share, versus $120 million and $0.71 per diluted share in the third quarter of fiscal 2012.

Non-GAAP net earnings for the quarter were $151 million, or $0.99 per diluted share, which reflects a non-GAAP effective tax rate for the quarter of 25 percent. Non-GAAP net earnings for the third quarter of fiscal 2012 were $157 million, or $0.93 per diluted share, which reflects a non-GAAP effective tax rate of 25 percent. The financial tables include a reconciliation between non-GAAP and GAAP results.

“BMC Software’s strategy, our target markets, our position in those markets, and our product and technology leadership continue to present significant opportunities for our company and our shareholders,” said Bob Beauchamp, BMC’s chairman and chief executive officer. “Our overall win rate remains high, but we need to be more consistent and disciplined in how we approach and secure large, transformational deals, which are a big part of our go-forward opportunity. In addition, we are scrutinizing the entire company to improve our operational discipline. This review is currently underway, and it should position us well as we enter fiscal year 2014.”

The Company posted the following key results for the third quarter of fiscal 2013:

  Active SaaS customers more than doubled year-over-year to approximately 550; SaaS revenue also more than doubled year-over-year;
  Cloud business continues to grow, with cloud-related license bookings up 44 percent year-over-year;
  Top 15 MSM deals once again saw an increase in the spend rate, largely due to our success in selling more new products to some of our most strategic customers;
  Expanded MSM customer relationships with 209 new product placements, up 31 percent year-over-year;
  MSM non-GAAP operating income rose by 2 percent year-over-year; non-GAAP operating margin was 62 percent for the quarter; and
  Professional services revenue rose 16 percent on a year-over-year basis; non-GAAP professional services gross margin improved substantially, growing by 9 percentage points year-over-year.

During the third quarter, BMC repurchased a total of 14.3 million shares. As part of the accelerated share repurchase agreement executed in November, the Company received 13.1 million shares, which is in addition to 1.2 million shares repurchased for $50 million earlier in the quarter. The current remaining share repurchase authorization is $700 million.

“This quarter, BMC Software saw lower-than-expected bookings from our MSM and ESM business units. Two large MSM renewal transactions slipped out of the quarter. We believe they will close in the fourth quarter, as well as a number of other key renewals. Even with this slippage, we were pleased that our continued discipline yielded positive operating results for us,” said Steve Solcher, BMC’s chief financial officer. “In the ESM business, we also experienced slipped transactions, which were mainly larger and more transformational in nature. We did, however, continue to generate double-digit growth in ESM maintenance revenue, with renewal rates increasing during the quarter. We saw solid increases in key ESM growth areas, such as cloud and SaaS, as well as improved performance around the Remedy On–Premise product line, and we were pleased with the performance of our professional services business.”

Fiscal 2013 Expectations

For fiscal 2013, BMC expects non-GAAP diluted earnings per share in the range of $3.35 to $3.45 per share. At the midpoint, this would represent a 5 percent increase over fiscal 2012.

This range excludes an estimated $1.13 to $1.18 per share for non-GAAP adjustments, including expenses related to share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; proxy contest costs; as well as the related tax impacts of these items.

The Company highlights certain risks, which could impact its ability to achieve these expectations:

  Uncertainty surrounding the broader macroeconomic environment, especially in Europe;
  Sales productivity related to the tenure of our ESM sales organization; and
  Uncertainty related to press coverage surrounding our strategic review and ongoing press coverage related to activist investor activity.

The current assumptions underlying our full year fiscal 2013 expectations include:

  FX impact given today’s rates;
  Total bookings flat with the prior year, with growth on a constant currency basis of low single digits;
  ESM license bookings decline in the mid to high single digits, and down low to mid single digits in constant currency;
  MSM total bookings decline in the low to mid single digits, and flat to down low single digits in constant currency;
  Revenue growth in the low single digits, with growth on a constant currency basis in the low to mid single digits;
  Non-GAAP operating margin slightly lower than the prior year;
  Other income at a loss of around $40 million;
  Weighted shares outstanding down high single to low double digits from the prior year; and
  A non-GAAP tax rate of 25 percent.

BMC expects full year fiscal 2013 cash flow from operations to be between $735 million and $785 million, which at the midpoint represents a 5 percent decrease over fiscal 2012, including the adverse impact from foreign currency exchange rates.

Conference Call

A conference call to discuss the fiscal 2013 third quarter is scheduled for today, January 28, 2013 at 4:00 pm Central Time. Those interested in participating may call (913) 312-0711 and use the pass code BMC. To access a replay of the conference call that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live webcast of the conference call will be available on the Company's website at investors.bmc.com. A replay of the webcast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release and the accompanying tables the following non-GAAP information: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted earnings per share. Each of these financial measures excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. These non-GAAP financial measures exclude share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; proxy contest costs; as well as the related tax impacts of these items; and certain discrete tax items. Each of the non-GAAP adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the board of directors do not consider part of core operating results when assessing the performance of the organization. In addition, we have historically reported similar non-GAAP financial measures and we believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; proxy contest costs; as well as the related tax impacts of these items; and certain discrete tax items that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

  Share-based compensation expense. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by GAAP for equity awards to employees and directors. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted.
  Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Severance, exit costs and related charges. Our non-GAAP financial measures exclude severance, exit costs and related charges, and any subsequent changes in estimates, as they relate to our corporate restructuring and exit activities. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding severance, exit costs and related charges, in order to provide comparability and consistency with historical operating results.
  Proxy contest costs. During the first quarter of fiscal 2013, the Company became engaged in a proxy contest initiated by a shareholder of the Company. The Company recorded a charge of approximately $6 million for unplanned proxy contest expenses during the first quarter of fiscal 2013, consisting primarily of outside financial advisory, legal, solicitation and consulting fees. During the third quarter of fiscal 2013, we renegotiated certain of these fees and recorded a corresponding reduction to proxy contest costs. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding such costs, in order to provide comparability and consistency with historical operating results.
  Provision for income taxes on above pre-tax non-GAAP adjustments. Our non-GAAP financial measures exclude the tax impact of the above pre-tax non-GAAP adjustments. This amount is calculated using the tax rates of each country to which these pre-tax non-GAAP adjustments relate. Management excludes the non-GAAP adjustments on a net-of-tax basis in evaluating our performance. Therefore, we exclude the tax impact of these charges when presenting non-GAAP financial measures.
  Certain discrete tax items. Our non-GAAP financial measures exclude net tax benefits of $6 million for the nine months ended December 31, 2011, associated with tax authority settlements related to prior years’ tax matters. Management excludes the impact of these items in evaluating our performance. Therefore, we exclude these items when presenting non-GAAP financial measures.

In this press release we refer to certain bookings information. Bookings represent the transactional value of new contracts closed and recorded in our financial statements, including amounts recorded to both revenue and deferred revenue. We also refer to growth rates for revenue and bookings at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s business performance. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Business runs better when IT runs at its best.

Tens of thousands of IT organizations around the world -- from small and mid-market businesses to the Global 100 -- rely on BMC Software (NASDAQ: BMC) to manage their business services and applications across distributed, mainframe, virtual and cloud environments. BMC helps customers cut costs, reduce risk and achieve business objectives with the broadest choice of IT management solutions, including industry-leading Business Service Management and Cloud Management offerings. For the four fiscal quarters ended December 31, 2012, BMC revenue was approximately $2.2 billion. www.bmc.com

This news release and other related public statements we make contain both historical information and forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “intends,” “expects,” “estimates,” “guidance,” “outlook,” “view” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations and guidance for fiscal 2013 non-GAAP diluted earnings per share and cash flow from operations, including the underlying assumptions, as well as statements we make regarding our plans, objectives, strategies and expectations for future operations and results. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets and market entrants utilizing alternative business models can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) our cash flow from operations could be affected by many factors, including, but not limited to, lengthening sales cycles, the size and timing of bookings, customer payment terms, the timing of collections, increased expenses, reduced net earnings and movement in foreign currency exchange rates; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to offset revenue shortfalls in the near-term is limited; 6) software product development is highly technical and inherently complex and delays in the timing and feasibility of product releases could have a material adverse effect on expectations and actual results for bookings, revenue, margins and cash flow from operations; 7) changes to our sales organization, including personnel, compensation practices and organizational and process changes, may be disruptive and negatively impact our results of operations; 8) our expectations for revenue and earnings are based on assumptions of the percentage of license revenue which will be recognized upfront versus deferred and the percentage of customer renewals for maintenance contracts; if our actual results do not match our assumptions, our recognized revenue and resultant earnings could fall short of expectations; 9) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; 10) we conduct significant transactions in currencies other than the United States dollar and changes in the value of major foreign currencies relative to the U.S. dollar can significantly affect our reported revenue and operating results; 11) customers may not require, or may delay, additional capacity upgrades of our software, particularly our mainframe management software, due to the existence of sufficient hardware capacity, the uncertain timing of hardware upgrades or other reasons, and the timing of renewals of existing license agreements may be different than we expect; and 12) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at http://investors.bmc.com. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2013 BMC Software, Inc.

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)

			Incr/(Decr)
	Quarter Ended December 31,		Percentage
	2011	2012	Change
Revenue:
License	$225.0	$232.3	3.2%
Maintenance	272.3	288.7	6.0%
Professional services	50.9	59.2	16.3%
Total revenue	548.2	580.2	5.8%

Operating expenses:
Cost of license revenue	38.6	41.1	6.5%
Cost of maintenance revenue	46.2	51.3	11.0%
Cost of professional services revenue	52.8	56.3	6.6%
Selling and marketing expenses	154.1	175.8	14.1%
Research and development expenses	38.5	41.9	8.8%
General and administrative expenses	50.4	56.2	11.5%
Amortization of intangible assets	5.8	10.0	72.4%
Total operating expenses	386.4	432.6	12.0%
Operating income	161.8	147.6	(8.8)%
Other loss, net	(3.5)	(10.6)	202.9%
Earnings before income taxes	158.3	137.0	(13.5)%
Provision for income taxes	38.4	30.7	(20.1)%
Net earnings	$119.9	$106.3	(11.3)%

Diluted earnings per share	$0.71	$0.70	(1.4)%

Shares used in computing diluted earnings per share	169.5	152.6	(10.0)%

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)
			Incr/(Decr)
	Nine Months Ended December 31,		Percentage
	2011	2012	Change
Revenue:
License	$644.2	$613.1	(4.8)%
Maintenance	807.4	853.0	5.6%
Professional services	155.7	166.7	7.1%
Total revenue	1,607.3	1,632.8	1.6%

Operating expenses:
Cost of license revenue	116.2	120.8	4.0%
Cost of maintenance revenue	139.5	155.1	11.2%
Cost of professional services revenue	153.4	168.5	9.8%
Selling and marketing expenses	452.3	503.7	11.4%
Research and development expenses	121.5	116.5	(4.1)%
General and administrative expenses	160.0	175.1	9.4%
Amortization of intangible assets	26.5	33.5	26.4%
Total operating expenses	1,169.4	1,273.2	8.9%
Operating income	437.9	359.6	(17.9)%
Other loss, net	(9.9)	(25.4)	156.6%
Earnings before income taxes	428.0	334.2	(21.9)%
Provision for income taxes	97.7	75.9	(22.3)%
Net earnings	$330.3	$258.3	(21.8)%

Diluted earnings per share	$1.88	$1.63	(13.3)%

Shares used in computing diluted earnings per share	175.2	158.9	(9.3)%

BMC SOFTWARE, INC. BALANCE SHEETS (In millions)

	Unaudited				Unaudited
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2011	2011	2011	2012	2012	2012	2012

Current assets:
Cash and cash equivalents	$1,582.9	$1,459.7	$1,319.5	$1,496.9	$1,465.5	$1,311.2	$1,057.9	(a)
Short-term investments	31.9	30.9	37.1	86.1	138.1	128.2	123.6	(a)
Trade accounts receivable, net	176.2	219.6	239.4	296.7	192.1	216.9	265.8
Trade finance receivables, net	99.0	52.5	74.2	108.0	64.2	68.5	69.5
Other current assets	173.3	170.4	165.6	193.2	181.3	179.9	196.7
Total current assets	2,063.3	1,933.1	1,835.8	2,180.9	2,041.2	1,904.7	1,713.5

Property and equipment, net	90.9	86.3	84.4	87.8	88.0	92.3	89.6
Software development costs, net	201.9	214.1	230.2	244.7	255.2	262.4	268.0
Long-term investments	64.1	61.9	57.4	52.6	44.6	45.9	71.6	(a)
Long-term trade finance receivables, net	132.8	59.0	55.7	80.1	51.4	56.2	42.9
Goodwill and intangible assets, net	1,648.2	1,612.4	1,606.2	1,978.1	1,944.7	1,938.0	1,929.9
Other long-term assets	236.5	222.8	218.5	240.2	239.7	236.2	213.3
Total assets	$4,437.7	$4,189.6	$4,088.2	$4,864.4	$4,664.8	$4,535.7	$4,328.8

Current liabilities:
Trade accounts payable	$33.3	$32.1	$31.8	$31.5	$46.6	$44.5	$38.1
Finance payables	1.0	0.4	2.2	1.2	1.9	7.7	10.7
Accrued liabilities	204.0	256.6	248.5	321.4	221.8	249.0	270.4
Deferred revenue	1,065.8	990.5	1,001.9	1,059.5	1,060.6	1,004.7	979.2
Total current liabilities	1,304.1	1,279.6	1,284.4	1,413.6	1,330.9	1,305.9	1,298.4

Long-term deferred revenue	1,002.7	903.7	868.5	934.4	899.2	837.3	796.9
Long-term borrowings	333.9	336.9	325.4	821.6	823.3	824.8	1,308.6
Other long-term liabilities	163.3	146.2	144.6	249.0	247.6	246.3	244.8
Total long-term liabilities	1,499.9	1,386.8	1,338.5	2,005.0	1,970.1	1,908.4	2,350.3

Total stockholders' equity	1,633.7	1,523.2	1,465.3	1,445.8	1,363.8	1,321.4	680.1

Total liabilities and stockholders' equity	$4,437.7	$4,189.6	$4,088.2	$4,864.4	$4,664.8	$4,535.7	$4,328.8

(a) Total cash and investments	$1,678.9	$1,552.5	$1,414.0	$1,635.6	$1,648.2	$1,485.3	$1,253.1

BMC SOFTWARE, INC. STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

Quarter Ended December 31,			Nine Months Ended December 31,
2011	2012		2011	2012

		Cash flows from operating activities:
$119.9	$106.3	Net earnings	$330.3	$258.3
		Adjustments to reconcile net earnings to net cash
		provided by operating activities:
50.2	57.3	Depreciation and amortization	161.6	173.2
1.0	(1.9)	Deferred income tax provision (benefit)	(2.5)	(5.7)
31.1	41.5	Share-based compensation expense	92.7	115.9
(1.5)	2.1	Other non-cash items	2.4	2.9
		Changes in operating assets and liabilities, net of acquisitions:
(18.6)	(51.0)	Trade accounts receivable	47.1	28.0
(17.8)	12.6	Trade finance receivables	91.9	77.1
5.6	6.4	Prepaid and other current assets	6.3	16.7
5.1	2.2	Other long-term assets	17.8	7.4
15.9	26.5	Accrued and other current liabilities	(47.8)	(31.4)
(24.1)	(63.7)	Deferred revenue	(88.6)	(212.7)
(0.1)	(3.5)	Other long-term liabilities	(9.1)	(5.5)
(2.4)	(3.0)	Other operating assets and liabilities	(14.7)	(6.3)
164.3	131.8	Net cash provided by operating activities	587.4	417.9

		Cash flows from investing activities:
9.3	35.0	Proceeds from maturities of investments	24.8	69.0
1.1	3.7	Proceeds from sales of investments	4.4	13.3
(11.1)	(59.8)	Purchases of investments	(30.0)	(139.2)
(14.1)	-	Cash paid for acquisitions, net of cash acquired, and other investments	(163.0)	(19.4)
(34.9)	(30.9)	Capitalization of software development costs	(97.7)	(94.2)
(7.6)	(6.0)	Purchases of property and equipment	(17.6)	(19.3)
-	-	Other investing activities	-	1.9
(57.3)	(58.0)	Net cash used in investing activities	(279.1)	(187.9)

		Cash flows from financing activities:
(225.0)	(800.0)	Purchases of common stock, including accelerated share repurchase	(630.5)	(1,150.0)
(8.7)	(18.1)	Repurchases of stock to satisfy employee tax withholding obligations	(31.7)	(38.1)
4.8	11.8	Proceeds from stock options exercised and other	41.9	50.7
1.0	2.4	Excess tax benefit from share-based compensation expense	13.6	5.8
(16.0)	(15.8)	Repayments of borrowings and capital lease obligations	(20.7)	(21.4)
-	494.7	Proceeds from borrowings, net of issuance costs	-	494.7
(243.9)	(325.0)	Net cash used in financing activities	(627.4)	(658.3)

(3.3)	(2.1)	Effect of exchange rate changes on cash and cash equivalents	(22.3)	(10.7)
(140.2)	(253.3)	Net change in cash and cash equivalents	(341.4)	(439.0)
1,459.7	1,311.2	Cash and cash equivalents, beginning of period	1,660.9	1,496.9
$1,319.5	$1,057.9	Cash and cash equivalents, end of period	$1,319.5	$1,057.9

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses (In millions) (Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2011	2012	2011	2012

GAAP operating expenses	$386.4	$432.6	$1,169.4	$1,273.2

Share-based compensation expense	(31.1)	(41.5)	(92.7)	(115.9)

Amortization of intangible assets	(19.5)	(20.5)	(66.1)	(67.4)

Severance, exit costs and related charges	(0.3)	(1.9)	(2.9)	(8.8)

Proxy contest costs	-	1.3	-	(4.9)

Non-GAAP operating expenses	$335.5	$370.0	$1,007.7	$1,076.2

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income (In millions) (Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2011	2012	2011	2012

GAAP operating income	$161.8	$147.6	$437.9	$359.6

Share-based compensation expense	31.1	41.5	92.7	115.9

Amortization of intangible assets	19.5	20.5	66.1	67.4

Severance, exit costs and related charges	0.3	1.9	2.9	8.8

Proxy contest costs	-	(1.3)	-	4.9

Non-GAAP operating income	$212.7	$210.2	$599.6	$556.6

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin (In millions) (Unaudited)

	Quarter Ended December 31,			Quarter Ended December 31,			Quarter Ended December 31,
	2011	2012		2011	2012		2011	2012

GAAP revenue:	$548.2	$580.2	GAAP operating income:	$161.8	$147.6	GAAP operating margin:	30%	25%

			Share-based compensation expense	31.1	41.5

			Amortization of intangible assets	19.5	20.5

			Severance, exit costs and related charges	0.3	1.9

			Proxy contest costs	-	(1.3)

GAAP revenue:	$548.2	$580.2	Non-GAAP operating income:	$212.7	$210.2	Non-GAAP operating margin:	39%	36%

	Nine Months Ended December 31,			Nine Months Ended December 31,			Nine Months Ended December 31,
	2011	2012		2011	2012		2011	2012

GAAP revenue:	$1,607.3	$1,632.8	GAAP operating income:	$437.9	$359.6	GAAP operating margin:	27%	22%

			Share-based compensation expense	92.7	115.9

			Amortization of intangible assets	66.1	67.4

			Severance, exit costs and related charges	2.9	8.8

			Proxy contest costs	-	4.9

GAAP revenue:	$1,607.3	$1,632.8	Non-GAAP operating income:	$599.6	$556.6	Non-GAAP operating margin:	37%	34%

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings (In millions) (Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2011	2012	2011	2012

GAAP net earnings	$119.9	$106.3	$330.3	$258.3

Share-based compensation expense	31.1	41.5	92.7	115.9

Amortization of intangible assets	19.5	20.5	66.1	67.4

Severance, exit costs and related charges	0.3	1.9	2.9	8.8

Proxy contest costs	-	(1.3)	-	4.9

Subtotal pre-tax reconciling items	50.9	62.6	161.7	197.0

Tax effect of above pre-tax items	(13.9)	(18.4)	(46.2)	(58.1)

Impact of certain discrete tax items	-	-	(6.2)	-

Non-GAAP net earnings	$156.9	$150.5	$439.6	$397.2

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share (Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2011	2012	2011	2012

GAAP diluted earnings per share	$0.71	$0.70	$1.88	$1.63

Share-based compensation expense	0.18	0.27	0.53	0.73

Amortization of intangible assets	0.12	0.13	0.38	0.42

Severance, exit costs and related charges	-	0.01	0.02	0.06

Proxy contest costs	-	(0.01)	-	0.03

Subtotal pre-tax reconciling items	0.30	0.41	0.92	1.24

Tax effect of above pre-tax items	(0.08)	(0.12)	(0.26)	(0.37)

Impact of certain discrete tax items	-	-	(0.04)	-

Non-GAAP diluted earnings per share	$0.93	$0.99	$2.51	$2.50

Shares used in computing diluted earnings per share (in millions)	169.5	152.6	175.2	158.9

CONTACT:
BMC Software
Global Communications:
Mark Stouse, 281-468-1608
Vice President, Global Connect
mark_stouse@bmc.com
or
Investor Relations:
Derrick Vializ, 713-918-1805
Vice President, Investor Relations
derrick_vializ@bmc.com